Exhibit 99.1
LIZ CLAIBORNE INC. COMPLETES STRATEGIC REVIEWS OF
LAUNDRY BY DESIGN, C&C CALIFORNIA, SIGRID OLSEN AND ENYCE
Enters Agreement to Sell Laundry By Design and C&C California to Perry Ellis International Inc.;
Closes Sigrid Olsen; Retains Enyce
Has Concluded Review of 11 of 16 Brands; On Schedule to Finish Process in First Quarter 2008
NEW YORK, January 8, 2008 – Liz Claiborne Inc. (NYSE: LIZ) today provided an update on four brands which were put under strategic review as part of the Company’s long-term growth plan. The Company has reached a definitive agreement to sell Laundry By Design and C&C California; is closing Sigrid Olsen; and is retaining the Enyce brand. The first phase of the review, which involved seven other brands, was completed in October 2007.
Chief Executive Officer William L. McComb stated, “Today’s announcement marks a significant step forward in the effort to hone our portfolio and better focus our resources on building fewer, more powerful brands. Throughout the process, each brand was comprehensively evaluated to determine how to best maximize the value for our shareholders, and we are pleased with the outcomes to date. The strategic reviews are an important part of the turnaround plan, along with aggressively managing costs, investing in marketing, developing best-in-class retail capabilities and innovating our supply chain. We have made great strides over the past several months in driving innovation throughout the organization and are on our way to becoming the brand-centric, design-driven, customer-focused organization that we envision for Liz Claiborne Inc.”
Laundry By Design/C&C California
Liz Claiborne Inc. has entered into an agreement to sell Laundry By Design and C&C California to Perry Ellis International Inc. (“Perry Ellis”) for approximately $37 million in cash subject to inventory adjustment, while Liz Claiborne Inc. will retain approximately $5 million in net working capital, excluding inventory. The transaction is expected to close in the first quarter of 2008. To ensure a smooth and orderly transition for retail partners, vendors and employees, Liz Claiborne Inc. has agreed to provide certain transition services to Perry Ellis.
Mr. McComb commented, “We’re pleased with the tremendous interest these brands have generated and are confident that Perry Ellis is the right partner to drive success at both Laundry and C&C.”
Sigrid Olsen
Following a comprehensive review of the options available the Company has decided to discontinue the Sigrid Olsen brand. The Company will exit its existing 54 Sigrid Olsen stores by mid-2008, however there is potential to redeploy up to a dozen specific locations for its Direct Brand businesses where appropriate. As a result of these closures, the Company expects to incur cash costs of approximately $17 — $22 million.
Mr. McComb continued, “While we value the Sigrid Olsen trademark and will retain it, we were unable to identify a viable path forward for the brand at this time that would deliver the proper return for our shareholders. Because the Sigrid brand has been experiencing losses over the past several years, we expect the closure to be accretive to continuing operations in 2008. Additionally, we are pleased that we can utilize many of the great Sigrid store locations to propel our ongoing Direct Brands’ store expansion.”

Enyce
After a thorough analysis of the alternatives for Enyce, the Company concluded that the best way to maximize the value of this profitable brand is to retain and strengthen it. Enyce will be housed in the Company’s Partnered Brands segment under the direction of Dave McTague, EVP of Partnered Brands, and will continue to be run by Carmine Petruzello, President of Enyce.
Mr. McComb said, “After reviewing all of our options, including specific offers from potential buyers, we made the decision to retain Enyce in our brand portfolio. This is a strong brand, with a loyal customer following and we look forward to working closely with the team to enhance its share of the urban contemporary market.”
Mr. McTague said, “In 2008 we have plans to invest in Enyce through our advertising, e-commerce, pricing strategies and other aspects of the brand. Also, following the 2007 launch of the RSRV line at top specialty stores nationwide, we are excited about the planned expansion of this brand into better department stores this year.”
Next Steps
The Company expects to incur significant non-recurring non-cash charges related to these announcements and is in the process of determining these charges.
Liz Claiborne Inc. expects to conclude the strategic review process and announce plans for the five remaining brands — Dana Buchman, Ellen Tracy, Kensie, Mac & Jac, and prAna — by the end of the first quarter of 2008.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. For more information, visit http://www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the company’s future performance, including, without limitation, statements with respect to the company’s anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The company may change its intentions, belief or expectations at any time and without notice, based upon any change in the company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks related to the reorganization of the company into two segments and the related realignment of the company’s management structure; risks associated with the company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the company’s ability to execute on the long-term growth plan discussed during its July 11, 2007 investor conference; risks associated with the company’s ability to successfully execute on the strategic review of its brands designated for such review, including the risks associated with designating the appropriate brands for review, the risks associated with retaining key personnel working for such brands, and risks associated with appropriately valuing assets related to brands that may be identified for divestiture; risks associated with the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks associated with the company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment; risks associated with the company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the company’s ability to achieve projected cost savings; risks related to the company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the company’s specialty retail business; risks associated with selling the company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks related to retailer and consumer acceptance of the company’s products; risks associated with the possible failure of the company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with company policies regarding labor practices or applicable laws or regulations; risks related to the company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the company’s ability to maintain and enhance favorable brand recognition; risks associated with the company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the company’s ability to identify appropriate business development opportunities; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with any significant disruptions in the company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services and prices and such other factors as are set forth in our 2006 Annual Report on Form 10-K and in our 2007 Second and Third Quarter Quarterly Reports on Form 10-Q, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.” The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Media Contact:	Investor Contact:
Jane Randel	Robert Vill
Vice President, Corporate Communications	Vice President, Finance & Treasurer
212-626-3408	212-295-7515

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